As  filed with the Securities and Exchange Commission on
July  6,1994
                   Registration No. 33-50037


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        AMENDMENT NO. 3
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                        FOOD LION, INC.
     (Exact name of registrant as specified in its charter)
          North Carolina                     56-0660192
   (State or other jurisdiction              (I.R.S.Employer
of incorporation or organization)            Identification No.)

                      2110 Executive Drive
                      Post Office Box 1330
              Salisbury, North Carolina 28145-1330
                         (704) 633-8250
      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive office)

                          Dan A. Boone
                   Vice President of Finance,
             Chief Financial Officer and Secretary
                        Food Lion, Inc.
                      2110 Executive Drive
                      Post Office Box 1330
              Salisbury, North Carolina 28145-1330
                    (704) 633-8250, Ext 2642
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                   Bruce S. Mendelsohn, P.C.
           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           1333 New Hampshire Avenue, N.W., Suite 400
                     Washington, D.C. 20036

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective as the registrant may determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: "
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,


              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on July 6,1994.

                                   FOOD LION, INC.


                                   By:
                                    Tom E. Smith
                                    Chairman  of  the
                                    Board, President and
                                    Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Food Lion, Inc.'s Registration
Statement has been signed by the following persons in the capacities indicated on July 6, 1994.




Tom E. Smith                                     Gui de Vaucleroy
Chairman of the Board, President,                Director
Chief Executive Officer and Director




Dan A. Boone                                  Charles de Cooman
Vice President-Finance, Chief Financial       d'Herlinckhove
Officer and Director  (Principal Financial    Director
Officer)




Carol Herndon                                William G. Ferguson
Controller (Principal Accounting Officer)    Director




Pierre Beckers                               Jacques LeClercq
Director                                     Director






 Jacqueline Kelly Collamore                  John  P. Watkins
 Director                                    Director



                                             Dr. Bernard W. Franklin
                                             Director



                         EXHIBIT INDEX

                               to
             Registration Statement on Form S-3 of
                        Food Lion, Inc.

Exhibit No.
  Page No.               Description
Sequential

    4.1          Article  V  of  the  Company's
                 Articles of Incorporation,  as
                 amended, which is incorporated
                 by reference to Exhibit (i) of
                 the Company's Quarterly Report
                 on  Form  10-Q for the quarter
                 ended   July  4,   1981,   and
                 Exhibit  (4)(a)  to  Amendment
                 No.   1   to   the   Company's
                 Registration Statement on Form
                 S-3  filed  on  September  22,
                 1983

    4.2+         Indenture dated as of June  1,
                 1993  between  the  Registrant
                 and  The Chase Manhattan Bank,
                 N.A. , as Trustee

     5+          Opinion  of  counsel  to   the
                 Registrant  regarding legality
                 of the Shares

     8+          Opinion  of counsel  regarding
                 tax matters

    23.1         Consent    of   Akin,    Gump,
                 Strauss, Hauer & Feld,  L.L.P.
                 (included in Exhibit 5)

    23.2         Consent  of Independent
                 Accountants

     24 +        Power  of  Attorney

 _____________

+ Previously Filed






             Consent of Independent Accountants


     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 9, 1994 except for Note 14, as to which the date is March 24, 1994, on our audits of the financial statements and financial statement schedules of Food Lion, Inc.
We also consent to the reference to our firm under the caption "Experts."



Coopers & Lybrand

Charlotte, North Carolina
July 6, 1994